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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    FORM 8-K

      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                                  EXCHANGE
                                 ACT OF 1934

              DATE OF REPORT:  January 9, 1998 (December 17, 1997)

                        Commission file number   1-11803

                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                                        04-3164298
 (State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                   75252-5613
 (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (972) 733-6200


                       Commission file number   333-3006

                 AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                             25-1512956
 (State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                      75252-5613
 (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (972) 733-6200


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Item 5.  Other Events.

    On December 17, 1997, American Pad & Paper Company (the "Company") issued a press release stating that, based on preliminary estimates, it expects to report a net loss per share of approximately $0.46 - $0.50 for the fourth quarter ended December 31, 1997 and a corresponding net loss of $0.06 - $0.10 for the full year. The Company also announced that Gregory M. Benson, who served as the Company's Chief Financial Officer from 1992 through 1996, has agreed at the request of the Board of Directors ("Board"), to resume that position on an interim basis until a replacement is named for Kevin McAleer, who resigned on October 31, 1997. Mr. Benson will continue to serve as a member of the Board. That press release is incorporated herein as Exhibit 99.1.

Exhibit
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 99.1    Press release by the Company dated December 17, 1997.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Pad & Paper Company
American Pad & Paper Company of Delaware, Inc.


/s/ William W. Solomon, Jr.                           January 9, 1998
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William W. Solomon, Jr.                               Date
Chief Accounting Officer